UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  November 13, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 13, 2014, at the Credit Suisse Healthcare Conference in Phoenix, Arizona, Theravance, Inc. management will be announcing that patient enrollment in the Salford Lung Study in chronic obstructive pulmonary disease (COPD) has completed.  Approximately 2,800 people with COPD living in Salford, Greater Manchester, United Kingdom and the surrounding area enrolled in a one-year study exploring the effectiveness of RELVAR® ELLIPTA® (fluticasone furoate ‘FF’/vilanterol ‘VI’100/25 mcg) compared to other COPD treatments when used in a broad group of people living and managing their COPD on a day-to-day basis.  The 12-month COPD study is expected to complete at the end of 2015 with the first results expected in 2016.  FF/VI has been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: November 13, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer